EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Concurrent Reports Fiscal 2010 Third Quarter Results

ATLANTA, Georgia, April 27, 2010 – Concurrent (Nasdaq: CCUR), a worldwide leader in video and media data and advertising solutions, today announced results for its fiscal year 2010 third quarter and nine months ended March 31, 2010.

Company-wide revenue for the third quarter of fiscal year 2010 was approximately $14.6 million, compared to $19.2 million in the prior year’s third quarter.  Gross margins for the third quarter of fiscal year 2010 were 55.5%, compared to 57.0% in the prior year’s third quarter.  Operating expenses were $9.0 million in the third quarter of fiscal year 2010, compared to $27.0 million, including a $17.1 million impairment charge, in the prior year’s third quarter.   The Company generated a net loss of $974,000, or $0.12 per diluted share, in the third quarter of fiscal year 2010, compared to a net loss of $15.3 million, or $1.85 per diluted share, including the impact of the prior year $17.1 million impairment charge and related tax effect, in the same quarter of the prior fiscal year.

Revenue was approximately $42.3 million in the first nine months of fiscal year 2010, compared to $55.7 million in the first nine months of fiscal 2009.  Consolidated gross margins were 59.4%, compared to 57.2% in the first nine months of fiscal 2009.  The Company had operating expenses of $27.0 million and an operating loss of $1.9 million in first nine months of fiscal year 2010, compared to operating expenses of $46.5 million and an operating loss of $14.6 million, including a $17.1 million impairment charge, in the first nine months of fiscal 2009.

The Company generated approximately $2.4 million of cash from operating activities during the first nine months of fiscal year 2010, compared to using $1.3 million of cash from operating activities during the same period in the prior year.  The Company’s cash balance as of March 31, 2010 was approximately $29.0 million.

“Our revenue for the quarter was down slightly from the prior quarter due to the timing of orders,” commented Dan Mondor, Concurrent president and chief executive officer.  “We reiterate our prior guidance that our revenue for the second half of our fiscal year will exceed our revenue for the first half of the fiscal year.  We are seeing traction with our new three-screen offerings as shown by the execution of another multi-year contract with a North American MSO to deliver media data and advertising solutions as a managed service, consistent with the objectives of our long term strategy.”

Conference Call Information
Concurrent will hold a conference call to discuss third quarter results today, Tuesday, April 27, 2010, at 4:30 p.m. ET, which will be broadcast live at www.ccur.com, under the Investor Relations page.  The call can be accessed live by dialing 1-800-841-9385 and entering pass code 100427.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

Use of Non-GAAP Financial Information
To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. Specifically, in this press release, we present adjusted net income, adjusted operating expenses and adjusted operating income.  These non-GAAP financial measures exclude the impact of $17.1 million of non-cash impairment charges and adjusted net income also excludes the related income tax benefit of $430,000.  These non-GAAP financial measures are among the primary factors management used in assessing the Company’s results for the three and nine months ended March 31, 2009 and for planning and forecasting future periods.  We believe the non-GAAP disclosures provide better comparability of our operating results over the relevant periods.

The method we use to produce these non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this press release and which can be found, along with other financial information, on the investor relations’ page of our Web site at: www.ccur.com

About Concurrent
Concurrent (Nasdaq: CCUR) is a global leader in innovative solutions that enable the seamless delivery, management and monetization of video on any screen.  Built on a solid foundation of video firsts and Emmy® Award winning technology, Concurrent’s screen-independent video delivery solutions create a truly holistic, 360-degree view of the consumer video experience.  Concurrent provides customers in the cable, telco, wireless, Web, advertising and content development industries with new revenue opportunities by harnessing the full potential of video.  Concurrent’s video solutions are built upon a rich heritage of high-performance, real-time technology which also powers solutions for the defense, aerospace, automotive and financial industries.  Concurrent is a global company with offices in North America, Europe and Asia.  For more information, please visit www.ccur.com.

For more information, contact:
Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  Examples of our forward-looking statements in this release include anticipated revenue in the second half of fiscal year 2010.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: delays or cancellations of customer orders; changes in product demand; economic conditions; our ability to satisfy the financial covenants in the credit agreement; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of  competition on the pricing of video products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions and real-time products; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current negative macro-economic environment; privacy concerns over data collection; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission (the SEC) on August 28, 2009, and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

Revenues:
Product	$9,241	$12,730	$24,587	$35,845
Service	5,337	6,513	17,743	19,853
Total revenues	14,578	19,243	42,330	55,698

Cost of sales:
Product	4,211	5,813	10,604	16,554
Service	2,272	2,453	6,594	7,265
Total cost of sales	6,483	8,266	17,198	23,819

Gross margin	8,095	10,977	25,132	31,879

Operating expenses:
Sales and marketing	3,786	4,200	11,537	12,006
Research and development	3,267	3,522	9,463	10,668
General and administrative	1,993	2,222	5,994	6,725
Impairment of goodwill and trademark	-	17,090	-	17,090
Total operating expenses	9,046	27,034	26,994	46,489

Operating loss	(951)	(16,057)	(1,862)	(14,610)

Other expense, net	(133)	(120)	(102)	(226)
Loss before income taxes	(1,084)	(16,177)	(1,964)	(14,836)

Income tax benefit	(110)	(832)	(64)	(114)

Net loss	$(974)	$(15,345)	$(1,900)	$(14,722)

Basic net loss per share	$(0.12)	$(1.85)	$(0.23)	$(1.78)

Diluted net loss per share	$(0.12)	$(1.85)	$(0.23)	$(1.78)

Basic weighted average shares outstanding	8,344	8,276	8,318	8,281

Diluted weighted average shares outstanding	8,344	8,276	8,318	8,281

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,	December 31,
	2010	2009

Revenues:
Product	$9,241	$8,664
Service	5,337	6,338
Total revenues	14,578	15,002

Cost of sales:
Product	4,211	3,503
Service	2,272	2,201
Total cost of sales	6,483	5,704

Gross margin	8,095	9,298

Operating expenses:
Sales and marketing	3,786	3,946
Research and development	3,267	3,096
General and administrative	1,993	2,084
Total operating expenses	9,046	9,126

Operating (loss) income	(951)	172

Other expense, net	(133)	(67)
(Loss) income before income taxes	(1,084)	105

(Benefit) provision for income taxes	(110)	16

Net (loss) income	$(974)	$89

Basic net (loss) income per share	$(0.12)	$0.01

Diluted net (loss) income per share	$(0.12)	$0.01

Basic weighted average shares outstanding	8,344	8,325

Diluted weighted average shares outstanding	8,344	8,419

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31,	December 31,	June 30,
	2010	2009	2009
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$28,994	$31,002	$29,110
Trade accounts receivable, net	16,389	10,168	14,546
Inventories	4,694	4,132	3,060
Prepaid expenses and other current assets	2,094	1,768	1,444
Total current assets	52,171	47,070	48,160

Property, plant and equipment, net	4,762	4,589	3,860
Intangible assets, net	3,687	3,911	4,423
Other long-term assets	730	663	692
Total assets	$61,350	$56,233	$57,135

LIABILITIES
Accounts payable and accrued expenses	$8,874	$7,055	$10,582
Revolving bank line of credit	-	949	-
Deferred revenue	13,039	7,971	7,870
Total current liabilities	21,913	15,975	18,452

Long-term deferred revenue	3,045	3,926	1,041
Revolving bank line of credit, non-current	949	-	949
Other long-term liabilities	3,288	3,391	3,165
Total liabilities	29,195	23,292	23,607

STOCKHOLDERS' EQUITY
Common stock	84	84	83
Additional paid-in capital	205,687	205,454	205,222
Accumulated deficit	(174,159)	(173,185)	(172,259)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	798	843	737
Total stockholders' equity	32,155	32,941	33,528
Total liabilities and stockholders' equity	$61,350	$56,233	$57,135

Concurrent Computer Corporation
Reconciliation of Non-GAAP Adjustments
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,	March 31,	Nine Months Ended March 31,
	2010	2009	2010	2009

OPERATING EXPENSES:
Operating expenses	$9,046	$27,034	$26,994	$46,489
Impairment of goodwill and trademark	-	(17,090)	-	(17,090)
Operating expense adjustment	-	(17,090)	-	(17,090)
Adjusted operating expenses	$9,046	$9,944	$26,994	$29,399

OPERATING (LOSS) INCOME:
Operating loss	$(951)	$(16,057)	$(1,862)	$(14,610)
Operating expense adjustment	-	17,090	-	17,090
Adjusted operating (loss) income	$(951)	$1,033	$(1,862)	$2,480

INCOME TAX (BENEFIT) PROVISION
Income tax benefit	$(110)	$(832)	$(64)	$(114)
Deferred tax effect of operating expense adjustment	-	430	-	430
Adjusted income tax (benefit) provision	$(110)	$(402)	$(64)	$316

NET (LOSS) INCOME
Net loss	$(974)	$(15,345)	$(1,900)	$(14,722)
Operating expense adjustment	-	17,090	-	17,090
Deferred tax effect of operating expense adjustment	-	(430)	-	(430)
Adjusted net (loss) income	$(974)	$1,315	$(1,900)	$1,938

NET (LOSS) INCOME PER SHARE
Loss per share - Diluted	$(0.12)	$(1.85)	$(0.23)	$(1.78)
Operating expense adjustment	$-	$2.06	$-	$2.06
Deferred tax effect of operating expense adjustment	$-	$(0.05)	$-	$(0.05)
Adjusted (loss) income per share - Diluted	$(0.12)	$0.16	$(0.23)	$0.23